As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-166882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	76-0753089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12700 Hill Country Blvd., Suite T-200

Austin, Texas 78738

(512) 732-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Campus Communities, Inc. 2010 Incentive Award Plan

(Full title of the plan)

William C. Bayless, Jr.

Chief Executive Officer

American Campus Communities, Inc.

12700 Hill Country Blvd., Suite T-200

Austin, Texas 78738

(512) 732-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Toni Weinstein

Dentons US LLP

2000 McKinney Avenue, Suite 1900

Dallas, Texas 75201

(214) 647-2488

Facsimile: (214) 259-0910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF SHARES

American Campus Communities, Inc. (the “Company”) has filed this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to deregister certain securities issuable under the American Campus Communities, Inc. 2010 Incentive Award Plan (the “2010 Plan”), which were originally registered by the Company on a Form S-8 Registration Statement (File No. 333-166882) filed with the Securities and Exchange Commission on May 17, 2010 (the “Prior Registration Statement”).

On May 3, 2018 stockholders of the Company approved the American Campus Communities, Inc. 2018 Incentive Award Plan (the “2018 Plan”).

As of May 3, 2018, there were 127,870 shares of common stock, par value $0.01 per share (the “Common Shares”) of the Company, which were authorized to be awarded by the Company under the 2010 Plan but, as of May 3, 2018, were not issued or subject to outstanding awards granted under the 2010 Plan. Accordingly, as a result of the approval of the 2018 Plan, these 127,870 Common Shares are no longer available for new awards under the 2010 Plan and will not be issued under the 2010 Plan.

The Company is concurrently filing a separate registration statement on Form S-8 to register 3,500,000 Common Shares for issuance under the 2018 Plan.

Except to the extent specified above, the Prior Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on May 3, 2018.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2018

/s/ Daniel B. Perry Daniel B. Perry	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	May 3, 2018

/s/ Kim K. Voss Kim K. Voss	Executive Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	May 3, 2018

/s/ Edward Lowenthal Edward Lowenthal	Chairman of the Board of Directors	May 3, 2018

/s/ William Blakeley Chandlee III William Blakeley Chandlee III	Director	May 3, 2018

/s/ G. Steven Dawson G. Steven Dawson	Director	May 3, 2018

/s/ Cydney Donnell Cydney Donnell	Director	May 3, 2018

/s/ Oliver Luck Oliver Luck	Director	May 3, 2018

/s/ C. Patrick Oles, Jr. C. Patrick Oles, Jr.	Director	May 3, 2018

/s/ John T. Rippel John T. Rippel	Director	May 3, 2018